Exhibit 5.1

February 11, 2016

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We have acted as counsel for Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), with respect to certain legal matters in connection with the preparation of that certain Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company, VNR Finance Corp., a Delaware corporation (“VNR Finance”), Vanguard Natural Gas, LLC, a Kentucky limited liability company (“VNG”), VNR Holdings, LLC, a Delaware limited liability company (“Holdings”), Vanguard Operating, LLC, a Delaware limited liability company (“Operating”), Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Encore Pipeline”), Eagle Rock Energy Acquisition Co., Inc., a Delaware corporation (“EROC Acquisition”), Eagle Rock Energy Acquisition Co. II, Inc., a Delaware corporation (“EROC Acquisition II”), Eagle Rock Upstream Development Company, Inc., a Delaware corporation (“EROC Upstream”), Eagle Rock Upstream Development Company II, Inc., a Delaware corporation (“EROC Upstream II”), Eagle Rock Acquisition Partnership, L.P., a Delaware limited partnership (“EROC Partnership”), Eagle Rock Acquisition Partnership II, L.P., a Delaware limited partnership (“EROC Partnership II”), Escambia Operating Co. LLC, a Delaware limited liability company (“Escambia Operating”), and Escambia Asset Co. LLC, a Delaware limited liability company (“Escambia Asset,” and, together with Holdings, Operating, Encore Pipeline, EROC Acquisition, EROC Acquisition II, EROC Upstream, EROC Upstream II, EROC Partnership, EROC Partnership II and Escambia Operating, the “Delaware Guarantors”) with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale by the Company from time to time, pursuant to Rule 415 of the Securities Act, of:

(i)	common units representing limited liability company interests in the Company (the “Common Units”);

(ii)	debt securities of the Company, which may be co-issued by VNR Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(iii)	guarantees of the Debt Securities by the Delaware Guarantors (the “Delaware Guarantees”) and VNG (the “Kentucky Guarantee,” and, together with the Delaware Guarantees, the “Guarantees”);

(iv)	Series A Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests in the Company (the “Series A Preferred Units”);

(v)	Series B Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests in the Company (the “Series B Preferred Units”); and

(vi)	Series C Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests in the Company (the “Series C Preferred Units,” and, together with the Series A Preferred Units and the Series B Preferred Units, the “Preferred Units”).

Vanguard Natural Resources, LLC

February 11, 2016

The Common Units, Debt Securities, Guarantees and Preferred Units are collectively referred to herein as the “Securities.” We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Amendment;

(ii)	the Registration Statement, including the Prospectus;

(iii)	the form of Senior Indenture relating to the Debt Securities and incorporated by reference in the Amendment (the “Senior Indenture”);

(iv)	the form of Subordinated Indenture relating to the Debt Securities and incorporated by reference in the Amendment (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”);

(v)	the certificate of formation or certificate of incorporation, as applicable of the Company, VNR Finance and each of the Delaware Guarantors;

(vi)	certain resolutions or written consents of the board of directors, sole manager, sole member or sole director, as applicable, of the Company, VNR Finance and each of the Delaware Guarantors relating to, among other things, the Amendment and the Securities;

(vii)	such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making our examination, we have assumed and not verified that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (vii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (viii) the certificates for the Common Units and the Preferred Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units and the Preferred Units; (ix) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (x) the Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto; (xi) each of the Company, Finance Corp. and the Delaware Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware; (xii) VNG is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Kentucky; (xiii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amendment and the appropriate prospectus supplement; (xiv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xv) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

Vanguard Natural Resources, LLC

February 11, 2016

(i)	with respect to the Common Units and the Preferred Units, when (1) the Company has taken all necessary action to approve the issuance of such Common Units or Preferred Units, the terms of the offering thereof and related matters and (2) the Common Units or Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration thereof or provided for therein, then the Common Units or Preferred Units, whether issued directly or in exchange for, or upon conversion or exercise of, the Debt Securities, will be validly issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware Act”)); and

(ii)	with respect to the Debt Securities and the Delaware Guarantees, when (1) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (2) the Company, VNR Finance, VNG and the Delaware Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (3) the Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, VNR Finance, VNG and the Delaware Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, the Debt Securities and Delaware Guarantees will be legally issued and will constitute valid and legally binding obligations of the Company and the Delaware Guarantors, as applicable, enforceable against the Company and the Delaware Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion other than as to the federal laws of the United States of America and the Delaware Act (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the Amendment and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Delaware Act.

We hereby consent to the filing by you of this opinion as an exhibit to the Amendment, and we further consent to the use of our name under the caption “Legal Matters” in the related prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law after the effective date of the Amendment.

Very truly yours,

/s/ Paul Hastings LLP